UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

THERMOGENESIS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 858-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	THMO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

          Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 25, 2020, ThermoGenesis Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three institutional and accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors, in a registered direct offering (the “Offering”), an aggregate of 1,000,002 shares of the Company’s common stock (the “Shares”) at an offering price of $3.50 per share, for gross proceeds of approximately $3.5 million before the deduction of placement agent fees and offering expenses. The Shares are being issued and sold by the Company pursuant to a registration statement on Form S-3 (File No. 333-235509), which was initially filed with the Securities and Exchange Commission (the “Commission”) on December 13, 2019 and was declared effective by the Commission on January 3, 2020 (the “Registration Statement”), and the related prospectus supplement filed with the Commission on March 27, 2020.

The closing of the Offering was subject to satisfaction of customary closing conditions set forth in the Purchase Agreement and occurred on March 27, 2020. The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Under the Purchase Agreement, (i) the Company and its subsidiaries are prohibited for a period of 30 days after the closing (subject to certain exceptions) from issuing, entering into any agreement to issue, or announcing the issuance or the proposed issuance of any shares of the Company’s common stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, shares of the Company’s common stock and (ii) the Company is prohibited for a period of twelve (12) months after the closing (subject to certain exceptions) from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of the Company’s common stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, shares of the Company’s common stock involving a Variable Rate Transaction (as defined in the Purchase Agreement).

On March 24, 2020, the Company entered into an engagement agreement (the “Engagement Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which the Company engaged Wainwright as the exclusive placement agent in connection with the Offering. Wainwright is not purchasing or selling any Shares the Company is selling in the Offering but agreed to use its reasonable best efforts to arrange for the sale of the Shares. The Company agreed to pay Wainwright a fee, in cash, equal to 7.0% of the aggregate gross proceeds from the sale of the Shares, a management fee equal to 1.0% of the aggregate gross proceeds from the sale of the Shares, and to pay Wainwright a non-accountable expense allowance of $65,000 and $12,900 for clearing fees. The Engagement Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The net proceeds to the Company, after deducting placement agent fees and expenses and the Company’s estimated offering expenses are expected to be approximately $3.1 million.

The foregoing descriptions of the Purchase Agreement and the Engagement Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Engagement Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 8.01.	Other Events.

On March 25, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On March 27, 2020, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Pursuant to that certain At The Market Offering Agreement, dated December 13, 2019, between the Company and Wainwright (the “ATM Agreement”), the Company may offer and sell, from time to time, its common stock through Wainwright, acting as agent, through an “at the market offering” as defined in Rule 415(a)(4) (the “ATM Offering”) promulgated under the Securities Act. On January 6, 2020, pursuant to the ATM Offering, the Company filed a prospectus supplement pursuant to which the Company may offer and sell, from time to time, its common stock having an aggregate offering price of up to $4.4 million through Wainwright (the “ATM Prospectus Supplement”). From December 13, 2019 to March 24, 2020, the Company issued 50,746 shares of its common stock at an average price of $5.4361 per share through the ATM Prospectus Supplement, resulting in net proceeds to the Company of $113,000. The Company paid a commission equal to 3.0% of the gross proceeds from the sale of its common stock under the ATM Prospectus Supplement. The Company terminated the ATM Prospectus Supplement on March 25, 2020, but the ATM Agreement remains in full force and effect. As of March 25, 2020, the Company had 4,561,017 of its common shares outstanding.

This Current Report on Form 8-K, including the exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
5.1	Opinion of Foley & Lardner LLP.
10.1	Form of Securities Purchase Agreement, dated as of March 25, 2020, between ThermoGenesis Holdings, Inc. and the Purchasers identified on the signature pages thereto.
10.2	Engagement Agreement, dated as of March 24, 2020, by and between ThermoGenesis Holdings, Inc. and H.C. Wainwright & Co., LLC.
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
99.1	Press Release, dated March 25, 2020.
99.2	Press Release, dated March 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS HOLDINGS, INC.

Dated: March 27, 2020	/s/ Jeffery Cauble
Jeffery Cauble Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)